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EXHIBIT 16

                          SCUDDER STATE TAX FREE TRUST

                               POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. By so signing, the undersigned in his capacity as trustee or officer, or both, as the case may be, of the Registrant, does hereby appoint Sheldon A. Jones, Allison R. Beakley, Caroline Pearson and John Millette and each of them, severally, his/her true and lawful attorney and agent to execute in his/her name, place and stead (in such capacity) any and all amendments to the Registration Statement and any post-effective amendments thereto and all instruments necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents shall have power to act with or without the other and have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and the purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

      SIGNATURE                            TITLE                   DATE
      ---------                            -----                   ----


/s/ Linda C. Coughlin               President & Trustee        February 8, 2000
----------------------
Linda C. Coughlin


/s/ Henry P. Becton, Jr.                  Trustee              February 8, 2000
-------------------------
Henry P. Becton, Jr.


/s/ Dawn-Marie Driscoll                   Trustee              February 8, 2000
------------------------
Dawn-Marie Driscoll


/s/ Peter B. Freeman                      Trustee              February 8, 2000
---------------------
Peter B. Freeman


/s/ George M. Lovejoy, Jr.                Trustee              February 8, 2000
---------------------------
George M. Lovejoy, Jr.


/s/ Welsey W. Marple, Jr.                 Trustee              February 8, 2000
--------------------------
Welsey W. Marple, Jr.


/s/ Kathryn L. Quirk                   Trustee, Vice           February 8, 2000
---------------------               President & Assistant
Kathryn L. Quirk                          Secretary


/s/ Jean C. Tempel                        Trustee              February 8, 2000
-------------------
Jean C. Tempel


                                     Treasurer (Principal      February 8, 2000
-------------------                    Financial and
John R. Hebble                       Accounting Officer)


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